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                                                              Exhibit 10(iii)(k)



                               REVISED SCHEDULE


The Company has entered into substantially similar agreements with certain officers, including its Executive Officers, who are employees of Armstrong World Industries, Inc., other than Ulrich J. Weimer, Edward R. Case, E. Follin Smith and Dr. Bernd F. Pelz. Floyd F. Sherman's agreement has been modified to reflect that he does not participate in the Company's defined benefit retirement plan or its split-dollar life insurance plan and his benefits under his agreement have been modified accordingly.